UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 20, 2018

MuleSoft, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38031	20-5158650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Geary Street, Suite 400

San Francisco, California 94108

(Address of principal executive offices, including zip code)

(415) 229-2009

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) of Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On March 20, 2018, MuleSoft, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, salesforce.com, inc., a Delaware corporation (“Parent”) and Malbec Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, as promptly as practicable (but in no event more than twenty (20) business days of the Merger Agreement), Purchaser will commence an exchange offer (the “Offer”) (provided that Parent and Purchaser will use reasonable best efforts to commence no later than April 9, 2018) to purchase each issued and outstanding share of Class A common stock, $0.000025 par value per share, of the Company (“Class A Common Stock”) and Class B common stock, $0.000025 par value per share, of the Company (“Class B Common Stock,” and together with Class A Common Stock, “Company Common Stock”) for (i) $36.00 in cash and (ii) 0.0711 of a share of common stock, $0.001 par value per share, of Parent (“Parent Common Stock”), plus cash in lieu of any fractional shares of Company Common Stock, in each case, without interest and subject to any applicable withholding of taxes (together, the “Transaction Consideration”). Promptly following the completion of the Offer, upon the terms and subject to the conditions of the Merger Agreement, Purchaser will be merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). The Merger Agreement contemplates that, if the Offer is completed, the Merger will be effected pursuant to Section 251(h) of the Delaware General Corporation Law (the “DGCL”), which permits completion of the Merger without a vote of the holders of Company Common Stock upon the acquisition by Purchaser of a majority of the aggregate voting power of Company Common Stock that are then issued and outstanding. In the Merger, each then-outstanding share of Company Common Stock, other than shares of Company Common Stock held in treasury, by Parent, the Company or their respective subsidiaries and shares of Company Common Stock held by stockholders who have validly exercised their appraisal rights under the DGCL, will be cancelled and converted into the right to receive the Transaction Consideration.

The Merger Agreement and the consummation of the transactions contemplated thereby have been unanimously approved by the board of directors of the Company (the “Board”), and the Board has resolved to recommend to the stockholders of the Company to accept the Offer and tender their shares of common stock of the Company to Purchaser pursuant to the Offer.

Under the terms of the Merger Agreement, Purchaser’s obligation to accept and pay for shares of Company Common Stock that are tendered in the Offer is subject to customary conditions, including, among others, (i) the condition that, prior to the expiration of the Offer, there have been validly tendered and not validly withdrawn a number of shares of Company Common Stock that, upon the consummation of the Offer (assuming that shares of Class B Common Stock validly tendered (and not validly withdrawn) will convert into shares of Class A Common Stock upon the consummation of the Offer), together with shares of the Company Common Stock then owned by Parent and Purchaser (if any), would represent at least a majority of the aggregate voting power of the Company Common Stock outstanding immediately after the consummation of the Offer; (ii) the expiration or termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) the effectiveness of a registration statement on Form S-4 filed by Parent registering Parent Common Stock to be issued in connection with the Offer and the Merger; (iv) the approval of shares of Parent Common Stock for listing on the NYSE; (v) the absence of legal restraints on Purchaser’s ability to accept and pay for shares of Company Common Stock tendered in the Offer; and (vi) the absence of any changes that have (or would reasonably be expected to have) a material adverse effect on the Company’s business, operations, assets or financial condition. The transaction is not subject to any financing condition.

The Merger Agreement contains representations, warranties and covenants of Parent, Purchaser and the Company that are customary for a transaction of this nature, including among others, the covenant regarding the conduct of their respective businesses during the pendency of the transactions, public disclosures and the use of reasonable best efforts to cause the conditions to the transaction to be satisfied.

Under the terms of the Merger Agreement, during the pendency of the Transaction, the Company is not permitted to solicit, initiate or knowingly encourage or facilitate any alternative transaction proposals from third parties or to participate in any discussions or negotiations with third parties with respect to any alternative transaction proposals. Notwithstanding this limitation, prior to the expiration of the Offer, subject to customary limitations and conditions, the Company may provide information and participate in discussions or negotiations with any third party from whom the Company receives an unsolicited alternative transaction proposal that the Board determines in good faith is or could reasonably be expected to lead to a “Superior Proposal” (as defined in the Merger Agreement). In addition, under the terms of the Merger Agreement, prior to the expiration of the Offer and subject to customary limitations and conditions, the Company may terminate the Merger Agreement to accept a “Superior Proposal” if Parent chooses not to match such proposal, provided that the Company pays Parent a termination fee of $187 million in cash.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference herein. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Parent, Purchaser or the Company. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure letters provided by each of Parent and the Company to each other in connection with the signing of the Merger Agreement or in filings of the parties with the SEC. These confidential disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purposes of allocating risk between Parent and the Company rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement should not be relied on as characterization of the actual state of facts about Parent, Purchaser or the Company.

Tender and Support Agreement

Concurrently with the execution of the Merger Agreement, NEA 15 Opportunity Fund, L.P., NEA Ventures 2013, L.P., New Enterprises Associates 14, L.P., New Enterprises 15, L.P., Lightspeed Venture Partners Select, L.P., Lightspeed Venture Partners VII, L.P., Simon Parmett, Gregory Schott, Robert Horton, Matthew Langdon, Ross Mason, Ann Winblad, Little Family 1995 TR, Ravi Mhatre and Mhatre Investments LP-Fund 4 (collectively, the “Stockholders”), entered into Tender and Support Agreements (the “Tender and Support Agreements”) with Parent and Purchaser, pursuant to which the Stockholders agreed, among other things, and subject to the terms and conditions of the Tender and Support Agreements, to tender all of their shares of Company Common Stock in the Offer, which in the aggregate represent approximately 29.6% of the outstanding shares of Company Common Stock. The Tender and Support Agreements terminate upon certain events, including the termination of the Merger Agreement in accordance with its terms.

The foregoing description of the Tender and Support Agreements does not purport to be complete and is qualified in its entirety by the full text of the Tender and Support Agreements, copies of which are filed as 10.1 and 10.2 hereto and are incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective March 20, 2018, Greg Schott, Simon Parmett and Mark Dao each entered into a letter agreement (the “Letter Agreement”) with the Company. Pursuant to the terms of the Letter Agreement, effective as of immediately prior to the completion of a merger involving the Company that constitutes a change of control of the Company under the terms of the individual’s respective equity award agreements, Messrs. Schott, Parmett and Dao each agreed to waive, and acknowledged that they would not have the right to assert “Good Reason” under the terms of any equity award agreement with the Company as a result of any changes to their duties, position, authority or responsibilities or the removal from such position and responsibilities. As consideration for entering into the Letter Agreement, the equity awards held by Mr. Parmett and Mr. Dao were amended to provide that the number of unvested shares subject to an equity award that would vest upon a qualifying termination of employment in connection with a change of control would increase from 50% to 100%. The accelerated vesting percentage applicable to Mr. Schott’s equity awards in the event of a qualifying termination of employment in connection with a change of control did not change.

The foregoing description of the Letter Agreements does not purport to be complete and is qualified in its entirety by the full text of the Letter Agreements, copies of which are filed as 10.3, 10.4 and 10.5 hereto and are incorporated by reference herein.

Additional Information and Where to Find It

The exchange offer referenced in this communication has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for any offer materials that the Company will file with the U.S. Securities and Exchange Commission (the “SEC”). At the time the exchange offer is commenced, Parent and its acquisition subsidiary will file a tender offer statement on Schedule TO, Parent will file a registration statement on Form S-4 and the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the exchange offer. THE EXCHANGE OFFER MATERIALS (INCLUDING AN OFFER TO EXCHANGE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER EXCHANGE OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION. THE COMPANY STOCKHOLDERS ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF THE COMPANY SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING EXCHANGING THEIR SECURITIES. The Solicitation/Recommendation Statement, the Offer to Exchange, the related Letter of Transmittal and certain other exchange offer documents will be made available to all the Company’s stockholders at no expense to them. The exchange offer materials and the Solicitation/Recommendation Statement will be made available for free on the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by Parent will be available free of charge under the Financials heading of the Investor Relations section of Parent’s website at www.salesforce.com/investor. Copies of the documents filed with the SEC by the Company will be available free of charge under the SEC filings heading of the Investors section of the Company’s website at investors.mulesoft.com/.

Forward-Looking Statements

This communication contains forward-looking information related to the Company and the acquisition of the Company by Parent that involves substantial risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this release include, among other things, statements about the potential benefits of the proposed transaction, the Company’s plans, objectives, expectations and intentions, the financial condition, results of operations and business of the Company, and the anticipated timing of closing of the proposed transaction. Risks and uncertainties include, among other things, risks related to the ability of the Company to consummate the proposed transaction on a timely basis or at all, including due to complexities resulting from the adoption of new accounting pronouncements and associated system implementations; the Company’s ability to successfully integrate the Company’s operations; the Company’s ability to implement its plan, forecasts and other expectations with respect to the Company’s business after the completion of the transaction and realize expected synergies; the satisfaction of the conditions precedent to consummation of the proposed transaction, including having a sufficient number of the Company’s shares being validly tendered into the exchange offer to meet the minimum condition; the Company’s ability to secure regulatory approvals on the terms expected in a timely manner or at all; the ability to realize the anticipated benefits of the proposed transaction, including the possibility that the expected benefits from the proposed transaction will not be realized or will not be realized within the expected time period; disruption from the transaction making it more difficult to maintain business and operational relationships; the negative side effects of the announcement or the consummation of the proposed transaction on the market price of the Company’s common stock or on the Company’s operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed transaction; the pace of change and innovation in enterprise cloud computing services; the competitive nature of the market in which the Company participates; the Company’s service performance and security, including the resources and costs required to prevent, detect and remediate potential security breaches; the expenses associated with new data centers and third-party infrastructure providers; additional data center capacity; the Company’s ability to protect its intellectual property rights and develop its brand; dependency on the development and maintenance of the infrastructure of the Internet; the ability to develop new services and product features; other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies, including those related to the provision of services on the Internet, those related to accessing the Internet and those addressing data privacy and import and export controls; future business combinations or disposals; the uncertainties inherent in research and development; competitive developments and climate change.

Further information on these and other risk and uncertainties relating to the Company can be found in its reports on Forms 10-K, 10-Q and 8-K and in other filings the Company makes with the SEC from time to time and available at www.sec.gov. These documents are available under the SEC filings heading of the Investors section of the Company’s website at investors.mulesoft.com/.

The forward-looking statements included in this communication are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of March 20, 2018, by and among salesforce.com, inc., Malbec Acquisition Corp. and MuleSoft, Inc.

10.1	Tender and Support Agreement, dated as of March 20, 2018, by and among salesforce.com, inc., Malbec Acquisition Corp. and NEA 15 Opportunity Fund, L.P., NEA Ventures 2013, L.P., New Enterprises Associates 14, L.P., New Enterprises 15, L.P., Lightspeed Venture Partners Select, L.P. and Lightspeed Venture Partners VII, L.P.

10.2	Tender and Support Agreement, dated as of March 20, 2018, by and among salesforce.com, inc., Malbec Acquisition Corp. and Simon Parmett, Gregory Schott, Robert Horton, Matthew Langdon, Ross Mason, Ann Winblad, Little Family 1995 TR, Ravi Mhatre and Mhatre Investments LP-Fund 4

10.3	Letter Agreement, effective as of March 20, 2018, by and between MuleSoft, Inc. and Greg Schott

10.4	Letter Agreement, effective as of March 20, 2018, by and between MuleSoft, Inc. and Simon Parmett

10.5	Letter Agreement, effective as of March 20, 2018, by and between MuleSoft, Inc. and Mark Dao

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of March 20, 2018, by and among salesforce.com, inc., Malbec Acquisition Corp. and MuleSoft, Inc.

10.1	Tender and Support Agreement, dated as of March 20, 2018, by and among salesforce.com, inc., Malbec Acquisition Corp. and NEA 15 Opportunity Fund, L.P., NEA Ventures 2013, L.P., New Enterprises Associates 14, L.P., New Enterprises 15, L.P., Lightspeed Venture Partners Select, L.P. and Lightspeed Venture Partners VII, L.P.

10.2	Tender and Support Agreement, dated as of March 20, 2018, by and among salesforce.com, inc., Malbec Acquisition Corp. and Simon Parmett, Gregory Schott, Robert Horton, Matthew Langdon, Ross Mason, Ann Winblad, Little Family 1995 TR, Ravi Mhatre and Mhatre Investments LP-Fund 4

10.3	Letter Agreement, effective as of March 20, 2018, by and between MuleSoft, Inc. and Greg Schott

10.4	Letter Agreement, effective as of March 20, 2018, by and between MuleSoft, Inc. and Simon Parmett

10.5	Letter Agreement, effective as of March 20, 2018, by and between MuleSoft, Inc. and Mark Dao

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULESOFT, INC.

By:	/s/ Matt Langdon
Matt Langdon Chief Financial Officer

Date: March 21, 2018